Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED AND

RECORD FIRST-QUARTER 2017 FINANCIAL RESULTS

Company Increases CY 2017 Revenues and EPS Outlook

Record Q1 Revenues, Digital Revenues and Earnings Per Share

Record Q1 Operating Cash Flow of Over $400 Million, up 22% Year-Over-Year

Santa Monica, CA – May 4, 2017 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected and record first-quarter 2017 results.

	First Quarter
		Prior

(in millions, except EPS)	2017	Outlook*	2016
GAAP Net Revenues	$1,726	$1,550	$1,455
Impact of GAAP deferrals	$(530)	$(500)	$(547)

GAAP EPS	$0.56	$0.25	$0.48
Non-GAAP (redefined) EPS**	$0.72	$0.51	$0.58
Impact of GAAP deferrals	$(0.41)	$(0.33)	$(0.35)

* Prior outlook was provided by the company on February 9, 2017 in its earnings release.

** “Non-GAAP (redefined)” includes the net effect of revenue deferrals accounting treatment on certain of our online enabled products. Please refer to our July 29, 2016 call and materials for additional information.

For the quarter ended March 31, 2017, Activision Blizzard’s net revenues presented in accordance with GAAP were a Q1 record of $1.73 billion, as compared with $1.46 billion for the first quarter of 2016, an increase of 19%. GAAP net revenues from digital channels were a Q1 record of $1.39 billion, growing 50% year-over-year. GAAP operating margin was 29%. GAAP earnings per diluted share were an all-time quarterly record $0.56, as compared with $0.48 for the first quarter of 2016, an increase of 17%.

For the quarter ended March 31, 2017, on a non-GAAP (redefined) basis, Activision Blizzard’s  operating margin was 43% and earnings per diluted share were an all-time quarterly record $0.72, as compared with $0.58 for the first quarter of 2016, an increase of 24%.

For the quarter, operating cash flows were a Q1 record of $411 million, up 22% year-over-year.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP (redefined) results.

Activision Blizzard Announces Q1 2017 Financial Results

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “This quarter we delivered record revenues, earnings per share and cash flow, and over-performed guidance.”

Kotick added, “Among the drivers of our results was Overwatch®, which now has over 30 million players globally. The Overwatch League™ is gaining momentum and we’re excited to offer our community of players the best professional league experience. Destiny 2 and Call of Duty®: WWII are also coming later this year, and both reveals have been very well received by fans.”

Selected Business Highlights:

Audience Reach

•                 Activision Blizzard had 431 million Monthly Active Users (MAUs)A in the quarter.

•                 Blizzard had the biggest Q1 online player community in its history with MAUsA of 41 million, up 58% year-over-year. Overwatch continues to be Blizzard’s fastest growing new franchise, reaching over 30 million players globally less than a year after launch. Overwatch is now the 8th billion-dollar franchise in Activision Blizzard’s portfolio. Hearthstone® MAUsA grew year-over-year and quarter-over-quarter, despite no content releases in the first quarter, and recently surpassed the 70 million registered player milestone life-to-date.

•                 Activision had 48 million MAUsA in the first quarter, down year-over-year primarily due to expected softness from last year’s Infinite Warfare™ release. Activision expects to release Call of Duty: WWII on November 3, 2017. Last week’s reveal was the most watched livestream in Call of Duty history, and the reveal trailer became the fastest video to reach 10 million views in Call of Duty history. Though early, initial pre-orders for Call of Duty: WWII are off to a very strong start. Activision and its partners at Bungie expect to release Destiny 2 on September 8, 2017 and welcome PC players into the Destiny universe for the first time. Response to the Destiny 2 reveal was very encouraging, and pre-orders are off to a very strong start.

•                 King had 342 million MAUsA for the quarter, down year-over-year, but with better per user engagement and investment. King had two of the top 10 highest-grossing titles in the U.S. mobile app stores for the fourteenth quarter in a row.1

Deep Engagement

•                 Blizzard had record first-quarter time spent, up a double-digit percentage year-over-year. In late January, Overwatch had its fourth seasonal event, Year of the Rooster, to celebrate the lunar new year. The event drove engagement records for the game. Blizzard launched a fifth seasonal event in April, Uprising, including a player-versus-environment game mode which drew record time spent. With a regular content and feature update cadence, World of Warcraft® time spent grew year-over-year in the first quarter. Hearthstone set a new all-time Daily Active Users (DAUs)B record last month with the release of a new expansion, Journey to Un’Goro™. In April, Blizzard also launched Heroes of the Storm® 2.0, bringing players back into the game.

Activision Blizzard Announces Q1 2017 Financial Results

•                 King’s time spent per DAUB is now a record 35 minutes a day, up quarter-over-quarter and year-over-year. King’s DAUB to MAUA ratio is at its highest point since 2013, and DAUsB were steady quarter-over-quarter.

Player Investment

•                 Blizzard’s revenues from in-game content grew more than 25% year-over-year, driven by revenues from World of Warcraft in-game content and continued strength of Overwatch customization items.

•                 Activision expects to release a new content offering for Call of Duty: Black Ops 3 fans, Zombies Chronicles, on May 16, 2017. The remastered collection of the franchise’s most beloved Zombies content will be available first on PlayStation 4.

•                 King’s first-quarter gross bookingsC per paying user grew for the 7th quarter in a row to a new record. The Candy Crush™ franchise showed continued stability with mobile bookings up quarter-over-quarter. Also, King has entered into a promising publishing partnership with PlayStudios to enter the social casino genre.

Company Outlook:

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook (redefined)	Impact of GAAP deferralsD

CY 2017
Net Revenues	$6,100	6,100	230
EPS	$0.88	1.80	0.08
Fully Diluted Shares*	767	767
Q2 2017
Net Revenues	$1,425	1,425	(225)
EPS	$0.15	0.38	(0.11)
Fully Diluted Shares*	764	764

* Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

As referenced on our July 29, 2016 call, if you would like to calculate Non-GAAP metrics as previously defined, you would add the impact of GAAP deferrals to the Non-GAAP (redefined) metrics.

Currency Assumptions for 2017 Outlook:

•                 $1.09 USD/Euro for current outlook (vs. average of $1.11 for 2016 and $1.11 for 2015); and

Activision Blizzard Announces Q1 2017 Financial Results

•                 $1.28 USD/British Pound Sterling for current outlook (vs. average of $1.36 for 2016 and $1.53 for 2015).

Debt Repayment and Cash Dividend:

During the first quarter, we prepaid $500 million of our term loan. Also, the company declared a cash dividend of $0.30 per common share to be paid on May 10th to shareholders of record at the close of business on March 30, 2017.

Conference Call:

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended March 31, 2017 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-510-1785 in the U.S. with passcode 5731344.

About Activision Blizzard:

Activision Blizzard, Inc., a member of the S&P 500, is the world’s most successful standalone interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Destiny and Skylanders®, Blizzard Entertainment’s World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King’s Candy Crush™, Pet Rescue™, Bubble Witch™ and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®”. Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world, and its games are played in 196 countries. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for first quarter 2017.

  A Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who played a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who plays two of our games would be counted as two users. In addition, due to technical limitations, for Activision Publishing and King, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who plays the same game on two platforms or devices in the relevant period would generally be counted as a single user.

B Daily Active Users (“DAU”) Definition: DAUs are defined and measured using the same methodology as we use for MAUs but on a daily basis.

C Gross bookings is an operating metric that represents the total cash spent by players in the period for the purchase of virtual items. King uses gross bookings to evaluate its results of operations, generate future operating plans and assess performance. Gross bookings is the total price paid by players, which includes indirect taxes (sales tax or value added tax etc.), platform providers fees, and King’s share of revenues.

D Net effect of accounting treatment from revenue deferrals on certain of our online enabled products. Some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable. As a result, we recognize

Activision Blizzard Announces Q1 2017 Financial Results

revenues attributed to these game titles over their estimated service periods, which is generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, and together with the related cost of revenues deferrals treatment and the related tax impacts for the purposes of EPS. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

Non-GAAP (as previously defined) and Non-GAAP (redefined) Financial Measures: In accordance with the updated Compliance and Disclosure Interpretations issued by the SEC staff on May 17, 2016, beginning with the reporting of our second-quarter 2016 results, we have reported our financial results and provided our outlook using GAAP and non-GAAP (redefined). We have historically provided Non-GAAP (as previously defined) financial measures. The only difference between the two measures is the inclusion (Non-GAAP (redefined)) or exclusion (Non-GAAP (as previously defined)) of the impact from revenue deferrals accounting treatment on certain of our online enabled products. Please see materials from July 29, 2016 call for further details.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the King acquisition, inclusive of related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•                  restructuring charges;

•                  other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP; and

•                  the income tax adjustments associated with any of the above items (tax impact on Non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results).

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard Announces Q1 2017 Financial Results

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services; (3) statements of future financial or operating performance; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.

The company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: the diversion of management time and attention to issues relating to the operations of our acquired or newly started businesses; sales levels of Activision Blizzard’s titles, products and services; concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, and preferences among platforms; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; the adoption rate and availability of new hardware (including peripherals) and related software; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high-quality titles, products and services; risks relating to the expansion into new businesses, including the potential impact on our existing businesses; changing business models within the video game industry, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; the outcome of current or future tax disputes; the impact of litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Amrita Ahuja	Mary Osako
SVP, Investor Relations	SVP, Global Communications
(310) 255-2075	(424) 322-5166
Amrita.Ahuja@ActivisionBlizzard.com	Mary.Osako@Activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended March 31,
	2017	2016

Net revenues
Product sales	$509	$645
Subscription, licensing, and other revenues [1]	1,217	810
Total net revenues	1,726	1,455

Costs and expenses
Cost of revenues—product sales:
Product costs	143	169
Software royalties, amortization, and intellectual property licenses	88	128
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	232	142
Software royalties, amortization, and intellectual property licenses	122	52
Product development	225	175
Sales and marketing	246	168
General and administrative	177	160
Total costs and expenses	1,233	994

Operating income	493	461

Interest and other expense (income), net	40	52

Income before income tax expense	453	409

Income tax expense	27	46

Net income	$426	$363

Basic earnings per common share [2]	$0.57	$0.49
Weighted average common shares outstanding	749	735

Diluted earnings per common share [2]	$0.56	$0.48
Weighted average common shares outstanding assuming dilution	761	749

1                    Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, microtransactions, and other miscellaneous revenues.

2                    The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of less than a million and approximately 4 million for the three months ended March 31, 2017, and 2016, respectively.  For the three months ended March 31, 2017, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $426 million, as compared to total net income of $426 million, for the same period. For the three months ended March 31, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $360 million, as compared to total net income of $363 million, for the same period.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	2

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$3,248	$3,245
Accounts receivable, net	344	732
Inventories, net	48	49
Software development	370	412
Other current assets	346	392
Total current assets	4,356	4,830
Software development	74	54
Property and equipment, net	245	258
Deferred income taxes, net	371	283
Other assets	439	401
Intangible assets, net	1,673	1,858
Goodwill	9,763	9,768
Total assets	$16,921	$17,452

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$150	$222
Deferred revenues	1,153	1,628
Accrued expenses and other liabilities	936	806
Total current liabilities	2,239	2,656
Long-term debt, net	4,393	4,887
Deferred income taxes, net	41	44
Other liabilities	812	746
Total liabilities	7,485	8,333

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,555	10,442
Treasury stock	(5,563)	(5,563)
Retained earnings	5,069	4,869
Accumulated other comprehensive loss	(625)	(629)
Total shareholders’ equity	9,436	9,119
Total liabilities and shareholders’ equity	$16,921	$17,452

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	3

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended March 31, 2017	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,726	$143	$88	$232	$122	$225	$246	$177	$1,233
Share-based compensation[1]	—	—	(4)	—	—	(12)	(4)	(13)	(33)
Amortization of intangible assets[2]	—	—	—	—	(111)	—	(77)	(2)	(190)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(4)	(4)
Restructuring costs[4]	—	—	—	—	—	—	—	(11)	(11)
Other non-cash charges[5]	—	—	—	—	—	—	—	(16)	(16)
Non-GAAP (redefined) Measurement	$1,726	$143	$84	$232	$11	$213	$165	$131	$979
Net effect of deferred revenues and related cost of revenues[6]	$(530)	$(58)	$(68)	$(4)	$(4)	$—	$—	$—	$(134)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$493	$426	$0.57	$0.56
Share-based compensation[1]	33	33	0.04	0.04
Amortization of intangible assets[2]	190	190	0.25	0.25
Fees and other expenses related to the King Acquisition[3]	4	9	0.01	0.01
Restructuring costs[4]	11	11	0.01	0.01
Other non-cash charges[5]	16	16	0.02	0.02
Income tax impacts from items above[7]	—	(139)	(0.18)	(0.18)
Non-GAAP (redefined) Measurement	$747	$546	$0.73	$0.72
Net effect of deferred revenues and related cost of revenues[6]	$(396)	$(310)	$(0.41)	$(0.41)

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the acquisition of King Digital Entertainment (“King Acquisition”), inclusive of related debt financings and integration costs.

4                     Reflects restructuring charges incurred, primarily severance costs.

5                     Reflects a non-cash accounting charge to reclassify certain cumulative translation losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

7                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 749 million, participating securities of less than a million, and dilutive shares of 12 million during the three months ended March 31, 2017.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	4

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended March 31, 2016	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,455	$169	$128	$142	$52	$175	$168	$160	$994
Share-based compensation[1]	—	—	(8)	—	—	(10)	(3)	(23)	(44)
Amortization of intangible assets[2]	—	—	(1)	(1)	(46)	—	(33)	(1)	(82)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(34)	(34)
Non-GAAP (redefined) Measurement	$1,455	$169	$119	$141	$6	$165	$132	$102	$834
Net effect of deferred revenues and related cost of revenues[4]	$(547)	$(83)	$(88)	$(5)	$(2)	$—	$—	$—	$(178)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$461	$363	$0.49	$0.48
Share-based compensation[1]	44	44	0.06	0.06
Amortization of intangible assets[2]	82	82	0.11	0.11
Fees and other expenses related to the King Acquisition[3]	34	34	0.05	0.05
Income tax impacts from items above[5]	—	(82)	(0.11)	(0.11)
Non-GAAP (redefined) Measurement	$621	$441	$0.59	$0.58
Net effect of deferred revenues and related cost of revenues[4]	$(369)	$(268)	$(0.36)	$(0.35)

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three months ended March 31, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP (redefined) earnings per common share, assuming dilution, was $438 million, as compared to total net income of $441 million, for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 735 million, participating securities of approximately 4 million, and dilutive shares of 14 million during the three months ended March 31, 2016.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	5

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	March 31, 2017		March 31, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$1,386	80%	$926	64%	$460	50%
Retail channels	270	16	482	33	(212)	(44)
Other[3]	70	4	47	3	23	49
Total consolidated net revenues	$1,726	100%	$1,455	100%	$271	19

Change in deferred revenues[4]
Digital online channels[2]	$(320)		$(129)
Retail channels	(206)		(418)
Other[3]	(4)		—
Total changes in deferred revenues	$(530)		$(547)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Net revenues from digital online channels represent revenues from digitally distributed subscriptions, licensing royalties, value-added services, downloadable content, microtransactions, and products.

3                    Net revenues from Other include revenues from our Major League Gaming, studios, and distribution businesses.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	6

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	March 31, 2017		March 31, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$615	36%	$765	53%	$(150)	(20)%
PC	566	33	400	27	166	42
Mobile and ancillary[2]	475	28	243	17	232	95
Other[3]	70	4	47	3	23	49
Total consolidated net revenues	$1,726	100%	$1,455	100%	$271	19

Change in deferred revenues[4]
Console	$(375)		$(437)
PC	(147)		(99)
Mobile and ancillary[2]	(4)		(11)
Other[3]	(4)		—
Total changes in deferred revenues	$(530)		$(547)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Net revenues from mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of toys and accessories from the Skylanders franchise and other physical merchandise and accessories.

3                    Net revenues from Other include revenues from our Major League Gaming, studios, and distribution businesses.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	7

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	March 31, 2017		March 31, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$929	54%	$753	52%	$176	23%
EMEA[2]	554	32	521	36	33	6
Asia Pacific	243	14	181	12	62	34
Total consolidated net revenues	$1,726	100%	$1,455	100%	$271	19

Change in deferred revenues[3]
Americas	$(309)		$(293)
EMEA[2]	(162)		(194)
Asia Pacific	(59)		(60)
Total changes in deferred revenues	$(530)		$(547)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    EMEA consists of the Europe, Middle East, and Africa geographic regions.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	8

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	March 31, 2017		March 31, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$215	19%	$360	42%	$(145)	(40)%
Blizzard[3]	441	39	294	34	147	50
King[4]	474	42	207	24	267	129
Reportable segments total	1,130	100%	861	100%	269	31
Reconciliation to consolidated net revenues:
Other segments[5]	66		47
Net effect from deferral of net revenues[6]	530		547
Consolidated net revenues	$1,726		$1,455		$271	19%
Segment income (loss) from operations:
Activision[2]	$24		$99		$(75)	(76)%
Blizzard[3]	166		86		80	93
King[4]	166		67		99	148
Reportable segments total	356		252		104	41
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Other segments[5]	(5)		—
Net effect from certain revenues deferrals accounting treatment[6]	396		369
Share-based compensation expense	(33)		(44)
Amortization of intangible assets	(190)		(82)
Fees and other expenses related to the King Acquisition[7]	(4)		(34)
Restructuring costs[8]	(11)		—
Other non-cash charges[9]	(16)		—
Consolidated operating income	493		461		32	7
Interest and other expense (income), net	40		52
Consolidated income before income tax expense	$453		$409		$44	11%
Operating margin from total reportable segments	31.5%		29.3%

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Activision Publishing (“Activision”) — publishes interactive entertainment products and content.

3                    Blizzard Entertainment, Inc. (“Blizzard”) — publishes interactive entertainment products and online subscription-based games.

4                    King Digital Entertainment plc (“King”) — publishes interactive mobile entertainment products.

5                    Other includes other income and expenses from operating segments managed outside the reportable segments, including our Major League Gaming, studios, and distribution businesses. Other also includes unallocated corporate income and expenses.

6                    Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

7                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

8                    Reflects restructuring charges incurred, primarily severance costs.

9                    Reflects a non-cash accounting charge to reclassify certain cumulative translation losses into earnings due to the substantial liquidation of certain of our foreign entities.

Our operating segments are consistent with the manner our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions and financings; certain restructuring costs; and other non-cash charges.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	9

EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended March 31, 2017

(Amounts in millions)

					Trailing Twelve Months Ended
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	March 31, 2017

GAAP Net Income[1]	$151	$199	$254	$426	$1,030
Interest and other expense (income), net	66	53	43	40	202
Loss on extinguishment of debt	—	10	82	—	92
Provision for income taxes[1]	16	32	46	27	121
Depreciation and amortization	233	243	246	224	946
EBITDA	466	537	671	717	2,391

Share-based compensation expense[2]	41	33	40	33	147
Fees and other expenses related to the King Acquisition[3]	4	4	4	4	16
Restructuring costs[4]	—	—	—	11	11
Other non-cash charges[5]	—	—	—	16	16
Adjusted EBITDA (redefined)	$511	$574	$715	$781	$2,581

Change in deferred net revenues and related cost of revenues[6]	$108	$33	$238	$(396)	$(17)

1                    We recognized $24 million, $12 million, $18 million, and $69 million of excess tax benefits from share-based payments as an income tax benefit in the provision for income taxes for the three months ended June 30, 2016, September 30, 2016, December 31, 2016, and March 31, 2017, respectively.

2                    Includes expenses related to share-based compensation.

3                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                    Reflects restructuring charges incurred, primarily severance costs.

5                    Reflects a non-cash accounting charge to reclassify certain cumulative translation losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	10

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year %
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	Increase (Decrease)
Cash Flow Data
Operating Cash Flow	$337	$503	$456	$859	$411	22%
Capital Expenditures	27	44	28	37	21	(22)
Non-GAAP Free Cash Flow[1]	310	459	428	822	390	26

Operating Cash Flow - TTM[2]	1,373	1,732	2,359	2,155	2,229	62
Capital Expenditures - TTM[2]	117	133	115	136	130	11
Non-GAAP Free Cash Flow - TTM[2]	$1,256	$1,599	$2,244	$2,019	$2,099	67%

1                    Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2                    TTM represents trailing twelve months.  Operating Cash Flow for the three months ended June 30, 2015, three months ended September 30, 2015, and three months ended December 31, 2015, was $144 million, $(171) million, and $1,063 million, respectively.  Capital Expenditures for the three months ended June 30, 2015, three months ended September 30, 2015, and three months ended December 31, 2015, was $28 million, $46 million, and $16 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	11

Outlook for the Three Months Ending June 30, 2017 and Year Ending December 31, 2017

GAAP to Non-GAAP (redefined) Reconciliation

(Amounts in millions, except per share data)

	Outlook for the Three Months Ending June 30, 2017	Outlook for the Year Ending December 31, 2017

Net Revenues[1]	$1,425	$6,100
Change in deferred revenues[2]	$(225)	$230

Earnings Per Diluted Share (GAAP)	$0.15	$0.88
Excluding the impact of:
Share-based compensation[3]	0.06	0.23
Amortization of intangible assets[4]	0.24	0.99
Fees and other expenses related to the King Acquisition[5]	0.01	0.03
Restructuring costs[6]	—	0.04
Other non-cash charges[7]	—	0.02
Income tax impacts from items above[8]	(0.07)	(0.38)
Earnings Per Diluted Share (Non-GAAP redefined)	$0.38	$1.80

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[9]	$(0.11)	$0.08

1                    Net Revenues represents the revenue outlook for both GAAP and Non-GAAP (redefined) as they are measured the same.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Reflects expenses related to share-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

6                    Reflects our planned restructuring charges, primarily severance costs.

7                    Reflects a non-cash accounting charge incurred during the three months ended March 31, 2017 to reclassify certain cumulative translation losses into earnings due to the substantial liquidation of certain of our foreign entities.

8                    Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.

9                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP (redefined) earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.